UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2021

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 23, 2021, Santander Consumer USA Holdings Inc. (“SC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Santander Holdings USA, Inc. (“SHUSA”) and Max Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of SHUSA (“Merger Sub”), pursuant to which the parties have agreed that SHUSA will acquire all outstanding shares of common stock (“Common Stock”), par value $0.01 per share, of SC not already owned by SHUSA via an all-cash tender offer (the “Tender Offer”) for $41.50 per share (the “Offer Price”), followed by a second-step merger (the “Merger” and together with the Tender Offer, the “Transaction”), in which Merger Sub will be merged with and into SC, with SC surviving as a wholly owned subsidiary of SHUSA, and all outstanding shares of Common Stock not tendered in the Tender Offer (other than (i) shares of Common Stock held by SHUSA, (ii) shares of Common Stock owned by SC as treasury stock (other than shares in an employee benefit or compensation plan) or owned by any wholly owned subsidiary of either SC or SHUSA, in each case immediately prior to the effective time of the Merger, and (iii) shares of Common Stock outstanding immediately prior to the effective time of the Merger and held by a holder who is entitled to demand and properly demands appraisal for such shares in accordance with Section 262 of the Delaware General Corporation Law) will be converted into the right to receive the Offer Price in cash.

In addition, as of the effective time of the Merger (the “Effective Time”), (i) each Company Stock Option (as defined in the Merger Agreement) that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested or exercisable, will be canceled and converted into the right to receive a cash payment, less any required withholding, equal to the product of (A) the excess, if any, of the Offer Price per share over the applicable exercise price per share of such Company Stock Option and (B) the number of shares such holder could have purchased (assuming full vesting of all options) had such holder exercised such Company Stock Option in full immediately prior to the Effective Time, and (ii) each Company RSU (as defined in the Merger Agreement) that is outstanding immediately prior to the Effective Time, whether or not vested, will be canceled and replaced by an award providing the right to receive, on the date that such Company RSU otherwise would have been settled, a number of American Depositary Receipts of Banco Santander S.A. (“ADRs”) (or a cash-settled equivalent, in certain circumstances) equal to the quotient of (1) the product of (x) the number of shares underlying the applicable Company RSU multiplied by (y) the Offer Price, divided by (2) the closing price of an ADR on the New York Stock Exchange on the date the Merger Agreement was signed (the “Initial Price”), or if the Effective Time occurs more than six months after the date of the Merger Agreement and the closing price of an ADR on the New York Stock Exchange on the day prior to the Effective Time (the “Closing Price”) is not more than 75% of the Initial Price, then the Closing Price, which replacement award will generally be subject to the same terms (including vesting requirements and, as applicable, performance goals) as the underlying Company RSU.

The board of directors of SC, acting on the unanimous recommendation of a special committee (the “Special Committee”) consisting of the independent and disinterested directors of SC and formed to negotiate and evaluate a potential transaction with SHUSA, has unanimously determined to recommend the Tender Offer to SC’s shareholders (other than SHUSA). The board of directors of SHUSA has unanimously approved the Transaction.

The Merger Agreement contains customary representations and warranties from the parties, and each party has agreed to customary covenants, including, among others, covenants relating to (i) the conduct of business during the interim period between the execution of the Merger Agreement and the effective time of the Merger (including prohibition on certain actions, such as amendment to organizational documents, payment of dividends or distributions, incurrence of certain capital expenditures, entry into a new line of business, and incurrence of certain indebtedness, among others) and (ii) the obligation to use reasonable best efforts to take all actions and cause to be done all things necessary, proper or advisable to consummate the Transaction.

Consummation of the Tender Offer is subject to certain customary conditions, including that: (i) the Merger Agreement has not been terminated; (ii) SC and SHUSA must have obtained approval of the Transaction from the Board of Governors of the Federal Reserve System under Section 163(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) there is no law or injunction prohibiting the Transaction or imposing certain conditions or restrictions in connection with the Transaction or pending action or proceeding by a governmental entity seeking to impose such conditions or restrictions; (iv) SC’s representations and warranties are accurate, subject to customary materiality standards; and (v) SC shall have complied in all material respects with its obligations under the Merger Agreement.

If the Tender Offer is consummated, the only condition to the Merger is the absence of a legal prohibition.

The Merger Agreement provides for certain termination rights for both SHUSA and SC (and, in the case of SC, with the approval of its Special Committee), including in the event that: (i) the parties agree to terminate the Merger Agreement by mutual agreement; (ii) the Tender Offer has not been consummated prior to March 31, 2022 (which date may be extended twice, each time for a three-month period, at either party’s option if required to obtain Federal Reserve approval); (iii) there is a final and non-appealable law or order prohibiting or permanently enjoining the Transaction; (iv) the other party breaches its covenants or representations that would result in the failure of a closing condition (in the case of SC’s covenants or representations) or that would reasonably be expected to prevent SHUSA or Merger Sub from consummating the Transaction (in the case of SHUSA’s covenants or representations), in each case subject to a cure period. In addition, SC may terminate the Merger Agreement following a change in SC’s board of director’s recommendation in favor of the Tender Offer in connection with the receipt of a “Superior Proposal” (as defined in the Merger Agreement), and SHUSA may terminate the Merger Agreement if SC’s board of directors changes its recommendation in favor of the Tender Offer or fails to publicly reaffirm its recommendation within 10 business days of a request from SHUSA to do so following the public announcement of an alternative acquisition proposal.

The Merger Agreement contains certain customary restrictions on SC and its representatives from soliciting alternative acquisition proposals prior to the closing of the Transaction.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference into this Item 2.01. The Merger Agreement is incorporated herein by reference to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about SHUSA, SC, or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing those matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of SHUSA, SC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by SHUSA or SC. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Transaction that will be contained in, or incorporated by reference into, the tender offer statement on Schedule TO and Schedule 13E-3 and the Solicitation/Recommendation Statement on Schedule 14D-9, as well as in the other filings that each of SHUSA and SC make with the Securities and Exchange Commission (“SEC”).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 23, 2021, by and among Santander Consumer USA Holdings Inc., Santander Holdings USA, Inc. and Max Merger Sub, Inc.

104	Cover page formatted as Inline XBRL and contained in Exhibit 101

*

Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. SC hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that SC may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements, including statements regarding the potential consummation of the proposed Transaction, which involve a number of risks and uncertainties, including the satisfaction of closing conditions for the Transaction; the possibility that the Transaction will not be completed; and the impact of general economic, industry, market or political conditions. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions (or the negative of such terms) are intended to identify forward-looking statements. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results and the timing of events may differ materially from the results and/or timing discussed in the forward-looking statements, and readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date of this communication, and SC does not undertake any obligation to update any forward-looking statement except as required by law.

Additional Information and Where to Find It

The tender offer referenced in this communication has not been commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the transaction disclosure materials that will be filed with the SEC when a transaction is commenced. SHUSA and its acquisition subsidiary will file a tender offer statement on Schedule TO and Schedule 13E-3 and thereafter SC will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. SC STOCKHOLDERS ARE URGED TO READ THESE TRANSACTION DISCLOSURE DOCUMENTS CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SC SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of SC stock at no expense to them and will be made available for free at the SEC’s website at www.sec.gov. Copies of any documents filed with the SEC by SHUSA will be available free of charge on SHUSA’s internet website at https://santanderus.com. Copies of any documents filed with the SEC by SC will be available free of charge on SC’s internet website at https://santanderconsumerusa.com or by contacting SC’s Investor Relations Department at +1-800-493-8219 or InvestorRelations@santanderconsumerusa.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: August 25, 2021	By:	/s/ Christopher Pfirrman
	Name:	Christopher Pfirrman
	Title:	Chief Legal Officer